FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY RECEIVES $660,000 LRAD-X™ ORDER FROM MARITIME EXPEDITIONARY SECURITY FORCE

LRAD 500X Installations Enhancing

Military and Commercial Maritime Security

SAN DIEGO, CA, July 29, 2008 - American Technology Corporation (ATC) (NASDAQ: ATCO), a leading provider of directed sound products and technologies, announced today it has received a $660,000 LRAD 500X™ order from the Maritime Expedition Security Force. The order, secured through maritime security representative Anchor Innovation, is scheduled to ship this quarter.

"This is the second order we've received from teams within the Maritime Expedition Security Force through Anchor Innovation this year," remarked Tom Brown, president and CEO of American Technology. "We're pleased with Anchor's efforts representing our LRAD-X product line to military and commercial maritime security interests. We have recently expanded their territory to include both the East Coast and West Coast regions."

Anchor Innovation, Inc. (www.anchori.com) is a diversified services company specializing in consulting, management, maintenance, logistics, and operations support to Force Protection/Anti-Terrorism, Port Operations, and Special Warfare organizations within the Department of Defense.

ATC's proprietary LRAD-X products use directionality and focused acoustic output to clearly transmit critical information, instructions and warnings well beyond 500 meters. The LRAD-X product line can be manually operated or integrated into a remotely controlled security network's command and control center. Through the use of powerful voice commands and deterrent tones, large safety zones can be created while determining the intent and influencing the behavior of an intruder. LRAD-X is the only fully integrated solution available today that uses directed sound effectively to assist in securing maritime assets.

"As maritime security threats continue to multiply around the world, a growing number of military and commercial security organizations are deploying LRAD-X systems to help protect maritime assets, particularly ships and their crews," said Brown. "LRAD-X provides security personnel critical long-range hailing and warning capabilities, giving them time and distance to peacefully resolve uncertain situations and potentially save lives on both sides of the system."

Commenting on the Company's early fiscal Q4 2008 performance, Brown concluded, "This order and the orders we fulfilled earlier this month have us off to a strong start in fiscal Q4."

About American Technology Corporation

American Technology Corporation is Shaping the Future of Sound® by providing directed audio solutions that place clear, highly intelligible sound exactly where needed. ATC's Long Range Acoustic Device (LRAD®), HyperSonic® Sound, and NeoPlanar® product lines make up the core of an expanding portfolio of directed sound products and technologies. For more information about ATC and its directed sound solutions please visit the company's web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, the performance of our management team, market acceptance of our directed sound technologies and products, entry of competitors, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, potential technical or manufacturing difficulties that could delay product deliveries or increase warranty costs, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended September 30, 2007 and Form 10-Q for the quarter ended March 31, 2008. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

FOR FURTHER INFORMATION CONTACT:

Investor Relations:

Robert Putnam

(858) 676-0519

robert@atcsd.com